UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2025

Tutor Perini Corporation
(Exact name of registrant as specified in its charter)

Massachusetts	1-6314	04-1717070
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15901 Olden Street, Sylmar, California 91342-1093
(Address of Principal Executive Offices, and Zip Code)

(818) 362-8391
(Registrant’s Telephone Number, Including Area Code)

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	TPC	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02.        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 15, 2025, Tutor Perini Corporation (the “Company”) held its 2025 Annual Meeting of Shareholders (the “Annual Meeting”) at which, upon recommendation of the Company’s Board of Directors (the “Board”), the shareholders approved an amendment and restatement of the Tutor Perini Corporation Omnibus Incentive Plan (the original Plan, the “Plan” and, as amended and restated, the “Amended and Restated Plan”). The Amended and Restated Plan was adopted by the Board on March 12, 2025, and became effective on the date of the Annual Meeting.

The Amended and Restated Plan materially amends the Plan by increasing the number of shares available for awards under the Plan by 2,000,000 shares and extending the term of the Plan from April 10, 2028 to April 10, 2030. The material terms of the Amended and Restated Plan are summarized in the Company’s definitive proxy statement on Schedule 14A filed with the Security and Exchange Commission on April 4, 2025 (the “Proxy Statement”) under the heading “Proposal 4: Approval of the Amended and Restated Tutor Perini Corporation Omnibus Incentive Plan.” The foregoing description of the Amended and Restated Plan does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amended and Restated Plan, a copy of which is filed as Exhibit A to the Proxy Statement and incorporated herein by reference.

Item 5.07.        Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s shareholders voted on four proposals as described in the Proxy Statement, and cast their votes as set forth below.

Proposal 1: Election of Directors

The Company's shareholders elected each of the following 10 nominees for director to serve until the Company's 2026 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified. The final voting results for the election of directors were as follows:

Elected Directors	Votes For	Votes Against	Abstentions	Broker Non-Votes
Ronald N. Tutor	41,141,754	1,269,649	11,950	4,600,848
Gary G. Smalley	42,017,747	394,559	11,047	4,600,848
Peter Arkley	41,639,962	772,345	11,046	4,600,848
Jigisha Desai	39,088,825	3,011,112	323,416	4,600,848
Sidney J. Feltenstein	41,666,550	745,230	11,573	4,600,848
Robert C. Lieber	29,977,868	12,334,057	111,428	4,600,848
Dennis D. Oklak	29,036,644	13,375,750	10,959	4,600,848
Raymond R. Oneglia	40,983,423	1,325,910	114,020	4,600,848
Dale Anne Reiss	41,223,672	1,178,715	20,966	4,600,848
Shahrokh (“Rock”) Shah	30,169,637	12,210,899	42,817	4,600,848

Proposal 2: Ratification of Appointment of Independent Auditors

The Company's shareholders ratified the appointment of Deloitte & Touche LLP, an independent registered public accounting firm, as independent auditors of the Company for the year ending December 31, 2025. The final voting results on this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
46,295,959	694,995	33,247	0

Proposal 3: Approval of the Compensation of the Company’s Named Executive Officers on an Advisory (Non-binding) Basis

The Company’s shareholders cast their votes with respect to the approval of the compensation of the Company's named executive officers on an advisory (non-binding) basis. The final voting results on this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
12,992,948	28,316,141	1,114,264	4,600,848

Proposal 4: Approval of the Amended and Restated Tutor Perini Corporation Omnibus Incentive Plan

The Company’s shareholders approved the Amended and Restated Plan. The final voting results on this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
40,675,747	1,634,483	113,123	4,600,848

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TUTOR PERINI CORPORATION

Date:	May 16, 2025	By:	/s/ Ifigenia Protopappas
Ifigenia Protopappas
Corporate Secretary

4